Exhibit 99.1

Investor Contact:	Company Contact:
Dennis Walsh	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces Second-Quarter Fiscal 2013 Financial Results

Lowell, MA, February 6, 2013 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, today announced financial results for the fiscal three and six months ended December 28, 2012.

Financial Highlights

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
(In millions, except per share data)	2012	2011	2012	2011

Net service revenue (1)	$75.3	$73.9	$150.5	$147.4
Arena Towers litigation expense (reversal) (2)	$—	$0.2	$—	$(11.1)
Operating income	$4.4	$4.9	$9.0	$20.4
Federal and state income tax (provision) benefit (3)	$(0.2)	$0.2	$(0.4)	$3.5
Net income applicable to TRC Companies, Inc.	$4.1	$5.2	$8.4	$23.9
Diluted earnings per common share	$0.14	$0.18	$0.28	$0.84
Diluted weighted-average common shares outstanding	29.5	28.5	29.5	28.5

(1) The Company believes net service revenue best reflects the value of services provided to its customers and is the most meaningful indicator of TRC's revenue performance.
(2) On October 5, 2011 a post-trial motion was granted to disregard a substantial portion of the verdict in this matter resulting in an $11.2 million reduction of the litigation accrual in the first quarter of fiscal 2012. In the fourth quarter of fiscal 2011 the Company had recorded litigation expense of $17.3 million related to the verdict.
(3) The Company received approval of a federal tax settlement resulting in a one-time benefit in the first quarter of fiscal 2012.

Comments on the Results

“In the second quarter TRC delivered another solid performance as we continued to grow the business despite challenging market conditions,” said Chairman and Chief Executive Officer Chris Vincze. “Driven by higher demand for our Energy services, Net Service Revenue (NSR) increased 2% in the second quarter compared to the same quarter of the prior year. We also continued building our growth platform and finalized two

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

strategic acquisitions which closed at the beginning of our fiscal third quarter.”

“Energy segment NSR grew 9% in the second quarter compared to the same period of the prior year primarily due to increased activity on electric distribution projects for large utilities and the expansion of our geographic presence in the mid-Atlantic region. Segment profit for the quarter was down 14% compared to the second quarter of fiscal 2012 reflecting higher-than-expected contract costs on several fixed-price projects. The market demand for distribution and transmission services continues to be high, and we believe that capital spending programs underlying those markets represent a growth opportunity for TRC in the years ahead.”

“Our Environmental segment NSR grew 2% and profit was up 8% in the second quarter compared to the same period of the prior year due to increased utilization on certain large remediation projects. Natural gas pipeline development and regional gas transportation, as well as the potential for gas export, continue to represent major opportunities for TRC. Our Infrastructure segment, which is most affected by the lack of consistent government funding, saw NSR decrease 8% and profit 25% in the second quarter compared to the same period of the prior year, reflecting lower overall demand for our services. However, segment NSR backlog for the quarter was 14% higher than in the comparable period of the prior year.”

“We recently acquired GE's Air Emissions Testing business and the Heschong Mahone Group, Inc. (“HMG”), a California based energy efficiency consulting firm. The addition of the GE business to our Environmental segment strengthens our leadership position in the emissions testing market by adding technical resources and geographic reach, primarily in the upper Midwest, West Coast, and the South. Energy efficiency is a key growth market, and the HMG acquisition in our Energy segment augments our client base and service offerings while expanding our presence in the West Coast energy efficiency market. These acquisitions represent important steps in our profitable growth strategy and extend our momentum by focusing resources on our most attractive markets.”

Business Outlook

“As we have said before, we believe TRC is in the right markets at the right time. We are well-positioned to benefit as the ongoing transformation of the U.S. energy industry continues and capital spending patterns normalize in our target markets. We continue to maintain a strong balance sheet and will leverage that to pursue profitable growth both organically and through acquisitions.”

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Exhibit 99.1

Conference Call Information

The Company will broadcast its financial results conference call today, February 6, 2013 at 9 a.m. ET. Those who wish to listen to the conference call should visit the “Investor Center” section of TRC's website at www.TRCsolutions.com. The call may also be accessed by dialing (877) 709-8155 or (201) 689-8881. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company's website for one year.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter at @TRC_Companies and on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC's future expectations, contain projections of the Company's future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC's operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC's services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011
Gross revenue	$104,470	$105,378	$212,756	$209,113
Less subcontractor costs and other direct reimbursable charges	29,216	31,482	62,286	61,762
Net service revenue	75,254	73,896	150,470	147,351
Interest income from contractual arrangements	83	95	128	173
Insurance recoverables and other income	913	518	2,657	738
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	64,564	61,173	128,250	121,335
General and administrative expenses	5,694	6,847	12,869	14,395
Provision for doubtful accounts	—	—	—	365
Depreciation and amortization	1,593	1,434	3,131	2,796
Arena Towers litigation expense (reversal)	—	163	—	(11,061)
Total operating costs and expenses	71,851	69,617	144,250	127,830
Operating income	4,399	4,892	9,005	20,432
Interest expense	(80)	(175)	(192)	(356)
Income from operations before taxes	4,319	4,717	8,813	20,076
Federal and state income tax (provision) benefit	(215)	206	(449)	3,504
Income from operations before equity in earnings	4,104	4,923	8,364	23,580
Equity in earnings from unconsolidated affiliates, net of taxes	—	270	—	270
Net income	4,104	5,193	8,364	23,850
Net loss applicable to noncontrolling interest	19	18	31	49
Net income applicable to TRC Companies, Inc.	$4,123	$5,211	$8,395	$23,899

Basic earnings per common share	$0.14	$0.19	$0.29	$0.86
Diluted earnings per common share	$0.14	$0.18	$0.28	$0.84

Weighted-average common shares outstanding:
Basic	28,874	27,845	28,668	27,657
Diluted	29,471	28,525	29,477	28,458

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	December 28, 2012	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$10,830	$16,561
Accounts receivable, less allowance for doubtful accounts	99,840	95,215
Insurance recoverable - environmental remediation	25,456	25,744
Restricted investments	6,615	4,413
Prepaid expenses and other current assets	12,998	12,077
Total current assets	155,739	154,010
Property and equipment	54,063	53,352
Less accumulated depreciation and amortization	(40,950)	(39,621)
Property and equipment, net	13,113	13,731
Goodwill	24,888	24,888
Investments in and advances to unconsolidated affiliates and construction joint ventures	114	109
Long-term restricted investments	29,855	35,265
Long-term prepaid insurance	32,796	34,272
Other assets	12,071	12,853
Total assets	$268,576	$275,128
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$5,676	$1,315
Current portion of capital lease obligations	371	267
Accounts payable	26,410	30,712
Accrued compensation and benefits	29,422	36,292
Deferred revenue	18,377	18,236
Environmental remediation liabilities	300	422
Other accrued liabilities	28,335	30,315
Total current liabilities	108,891	117,559
Non-current liabilities:
Long-term debt, net of current portion	994	3,860
Capital lease obligations, net of current portion	618	462
Income taxes payable and deferred income tax liabilities	626	622
Deferred revenue	75,395	79,104
Environmental remediation liabilities	5,439	5,473
Total liabilities	191,963	207,080
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 28,898,252 and 28,894,770 shares issued and outstanding, respectively, at December 28, 2012, and 28,130,702 and 28,127,220 shares issued and outstanding, respectively, at June 30, 2012	2,890	2,813
Additional paid-in capital	179,420	179,402
Accumulated deficit	(105,285)	(113,680)
Accumulated other comprehensive loss	(78)	(184)
Treasury stock, at cost	(33)	(33)
Total shareholders' equity applicable to TRC Companies, Inc.	76,914	68,318
Noncontrolling interest	(301)	(270)
Total equity	76,613	68,048
Total liabilities and equity	$268,576	$275,128

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995